Sharecare announces fourth quarter and full year 2022 financial results and operational highlights

ATLANTA – March 29, 2023 – Sharecare (Nasdaq: SHCR), the digital health company that helps people manage all their health in one place, today announced financial results for the quarter and year ended December 31, 2022.

“We are pleased with our financial performance in the quarter and over the full year, during which we hit several key milestones for our core Enterprise business, including contracting over 900,000 new eligible lives for Sharecare+, our digital-first advocacy solution, and 1.8 million new members for CareLinx, our tech-enabled home health offering, as well as exceeding our target KPI for eligible lives with 12.4 million,” said Jeff Arnold, chairman and CEO of Sharecare. “Our foundation is solid, and we are committed to continue growing Sharecare’s eligible lives, increasing our PMPMs, becoming more profitable, and, most importantly, measurably improving the well-being of each of our members.”

Mr. Arnold added, "Last year, we announced plans to conduct a strategic review to clearly understand all of the potential options to maximize our shareholder value. We have expanded the review to include potential business combinations to complement our thriving Enterprise channel, which is yielding a growing and robust pipeline, new customer wins across the employer, payor, and government sectors as well as high client retention as we continue to expand our core comprehensive digital platform with our innovative product offerings. Further, the strategic review has also affirmed the value of our Provider channel; garnering attractive valuations on a standalone basis and we continue to actively evaluate ways to unlock that value, while increasing profitability through global outsourcing and growing and retaining clients.”

Fourth Quarter 2022 Financial Results
All comparisons, unless otherwise noted, are to the three months ended December 31, 2021.
•Revenue of $123.3 million compared to $118.5 million, an increase of $4.8 million, or 4%.
•Net loss attributable to Sharecare of $24.1 million compared to net income attributable to Sharecare of $9.6 million, a decrease of $33.7 million. Net loss in the fourth quarter of 2022 included $8.0 million in non-cash stock compensation; $4.5 million in non-operating, non-recurring costs; $4.6 million of reorganizational and severance costs; $1.1 million in acquisition-related costs; and $0.6 million of other non-cash or non-operational expense. Excluding these items, the adjusted net loss was $5.3 million in the current quarter.
•Adjusted EBITDA of $4.6 million compared to $5.4 million, a decrease of $0.8 million which is primarily attributable to the sunsetting of the COVID-19 health security program that had a substantial impact on revenue and adjusted EBITDA in the prior year period.
•Net loss per share of $0.07 compared to net earnings per share of $0.03, a decrease of $0.10 which reflects the aforementioned items impacting net income.

•Adjusted net loss per share was $0.02 compared to $0.01, an increase to adjusted net loss per share of $0.01 which excludes the impact of non-cash and non-operational income and expenses.

Full Year Financial Results
All comparisons, unless otherwise noted, are to the twelve months ended December 31, 2021.
•Revenue of $442.4 million compared to $412.8 million, an increase of $29.6 million, or 7%.
•Net loss attributable to Sharecare of $118.7 million compared to net loss attributable to Sharecare of $85.0 million, an increase to net loss of $33.7 million. Net loss attributable to Sharecare during 2022 included $69.6 million in non-cash stock compensation; $14.4 million in non-operating, non-recurring costs; $13.7 million in reorganizational and severance costs; $5.8 million in acquisition related costs; and $5.3 million of other non-cash or non-operational income. Excluding these items, the adjusted net loss was $20.5 million in the current year.
•Adjusted EBITDA of $15.8 million compared to $27.0 million, a decrease of $11.2 million which, as mentioned above, is largely a result of the suspended health security business.
•Net loss per share of $0.34 compared to $0.30, an increase to net loss per share of $0.04 which reflects the aforementioned items impacting net loss.
•Adjusted net loss per share of $0.06 compared to $0.04, an increase to adjusted net loss per share of $0.02 which excludes the impact of non-cash and non-operational income and expenses.

“We are committed to a balanced approach to growth and margin and will begin to realize the benefits of the approximately $30 million in annualized cost savings as we progress across 2023 thanks to globalization efforts already in progress within our Enterprise and Provider channels,” added Arnold. “As we initiate standalone 2023 guidance, I want to emphasize that we have built our projections for the Enterprise channel based solely on the business under contract, and modeled growth for the Provider and Life Sciences channels in line with their 2022 growth rates. Further, we anticipate nearly doubling our adjusted EBITDA in 2023 and are confident in our ability to deliver increased value for our shareholders while ensuring continued growth and success in the evolving healthcare landscape.”

Financial Outlook

Q1 2023 Financial Guidance
For the three months ending March 31, 2023, the Company expects:
•Revenue in the range of $111 million to $113 million
•Adjusted EBITDA in the range of $1 to $2 million

Fiscal 2023 Financial Guidance
For the twelve months ending December 31, 2023, the Company expects:
•Revenue in the range of $450 million to $460 million
•Adjusted EBITDA in the range of $25 million to $30 million

Supplemental Forward-Looking Expectations and Assumptions for Fiscal 2023
The Company has determined to provide the following supplemental expectations and assumptions regarding its fiscal 2023 results to provide investors with further transparency into the Company’s current beliefs regarding fiscal 2023, all of which are subject to change.

Our guidance assumptions reflect the following:
•Increase in Enterprise eligible lives to approximately 12.9 million by year-end fiscal 2023, a 4% increase over fiscal 2022.

•Increase in records retrieved to 6.5 million records, a 12% increase over fiscal 2022.
•Capital expenditures of approximately $30 million.

Conference Call
The Company will host a conference call to review the fourth quarter and full-year fiscal 2022 results today, Wednesday, March 29, 2023, at 8:00 a.m. EDT. The call can be accessed by dialing (833) 636-1352 for U.S. participants or (412) 902-4148 for international participants, and referencing the Sharecare earnings call; or via live audio webcast, available online at https://investors.sharecare.com/. A webcast replay of the call will be available for on-demand listening at the same link and will remain available for approximately 90 days.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. GAAP, we believe the non-GAAP measures adjusted EBITDA, adjusted net income (loss), and adjusted earnings (loss) per share ("adjusted EPS") are useful in evaluating our operating performance. We use adjusted EBITDA, adjusted net income (loss), and adjusted EPS to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of these non-GAAP measures is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures.

The calculations and reconciliations of historic adjusted EBITDA, adjusted net income (loss), and adjusted EPS to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, are provided below and in the accompanying financial tables. Investors are encouraged to review the reconciliations and not to rely on any single financial measure to evaluate our business.

We have not reconciled adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our ongoing performance, including, but not limited to, the impact of significant non-recurring items, as certain of these items are out of our control and/or cannot be reasonably predicted. Accordingly, reconciliations of adjusted EBITDA guidance to the corresponding U.S. GAAP measures are not available without unreasonable effort.

Adjusted EBITDA
We calculate adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization, (ii) interest income, (iii) interest expense, (iv) income tax (benefit) expense, (v) loss on extinguishment of debt, (vi) other (income) expense (non-operating), (vii) share-based compensation, (viii) warrants issued with revenue contracts, (ix) amortization of non-cash payment for research and development, (x) net costs associated with exiting contracts, (xi) non-operating, non-recurring costs, (xii) reorganizational and severance costs, and (xiii) acquisition-related costs. We do not view the items excluded as representative of our ongoing operations.

Adjusted Net Income (Loss)
We calculate adjusted net income (loss) as net income (loss) attributable to Sharecare, Inc. adjusted to exclude (i) amortization of acquired intangibles, (ii) amortization of deferred financing fees, (iii) change in fair value of warrant liability and contingent consideration, (iv) share-based compensation, (v) warrants issued with revenue contracts, (vi) amortization of non-cash payment for research and development, (vii) net costs associated with exiting contracts, (viii) non-operating, non-recurring costs, (ix) reorganizational and severance costs, and (x) acquisition related costs. We do not view the items excluded as representative of our ongoing operations.

Adjusted Earnings (Loss) Per Share
We calculate adjusted EPS as adjusted net income (loss), as defined above, divided by the number of weighted average common shares outstanding - basic and diluted.

About Sharecare
Sharecare is the leading digital health company that helps people – no matter where they are in their health journey – unify and manage all their health in one place. Our comprehensive and data-driven virtual health platform is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. Driven by our philosophy that we are all together better, at Sharecare, we are committed to supporting each individual through the lens of their personal health and making high-quality care more accessible and affordable for everyone. To learn more, visit www.sharecare.com.

Important Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “outlook,” “target,” “reflect,” “on track,” “foresees,” “future,” “may,” “deliver,” “will,” “shall,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms, other comparable terminology (although not all forward-looking statements contain these words), or by discussions of strategy, plans, or intentions. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

Forward-looking statements in this press release include, but are not limited to, our ability to realize the expected benefits of partnerships or other relationships with third parties or customers on our future growth objectives and statements regarding our future outlook, including those under the caption “Financial Outlook.”

We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results. Descriptions of some of the factors that could cause actual results to defer materially from these forward-looking statements are discussed in more detail in our filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Risk Factors section of the Annual Report on Form 10-K. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

In addition, there can be no assurance that the strategic review process will result in any transaction, or if a transaction is undertaken, as to its terms or timing, and the company does not intend to provide additional information on the strategic review until it determines that additional disclosure is appropriate or necessary.

Media Relations:
Jen Martin Hall
jen@sharecare.com

Investor Relations:
Bob East
SharecareIR@westwicke.com

SHARECARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Revenue	$123,262	$118,537	$442,415	$412,815
Costs and operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	73,241	58,935	238,293	203,218
Sales and marketing	15,172	15,360	55,870	51,407
Product and technology	16,290	21,838	70,527	74,438
General and administrative	33,770	51,534	171,811	136,594
Depreciation and amortization	12,425	10,000	45,256	32,601
Total costs and operating expenses	150,898	157,667	581,757	498,258
Loss from operations	(27,636)	(39,130)	(139,342)	(85,443)

Other income (expense):
Interest income	1,417	47	1,867	96
Interest expense	(852)	(721)	(2,431)	(27,662)
Loss on extinguishment of debt	—	—	—	(1,148)
Other income	2,925	47,822	20,215	27,007
Total other income (expense)	3,490	47,148	19,651	(1,707)
Income (loss) before income tax benefit (expense)	(24,146)	8,018	(119,691)	(87,150)
Income tax benefit (expense)	(59)	1,501	206	2,021
Net income (loss)	(24,205)	9,519	(119,485)	(85,129)
Net loss attributable to non-controlling interest in subsidiaries	(81)	(98)	(778)	(129)
Net income (loss) attributable to Sharecare, Inc.	$(24,124)	$9,617	$(118,707)	$(85,000)

Net earnings (loss) per share attributable to common stockholders:
Basic	$(0.07)	$0.03	$(0.34)	$(0.30)
Diluted	$(0.07)	$0.02	$(0.34)	$(0.30)

Weighted-average common shares outstanding:
Basic	350,688,872	336,534,375	348,103,491	281,026,365
Diluted	350,688,872	411,141,721	348,103,491	281,026,365

SHARECARE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$182,508	$271,105
Accounts receivable, net (net of allowance for doubtful accounts of $7,197 and $6,212, respectively)	116,877	103,256
Other receivables	4,114	5,327
Prepaid expenses	12,612	8,819
Other current assets	4,515	2,459
Total current assets	320,626	390,966
Property and equipment, net	5,082	4,534
Other long-term assets	20,362	12,173
Intangible assets, net	163,114	155,086
Goodwill	191,817	192,442
Total assets	$701,001	$755,201
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,838	$27,155
Accrued expenses and other current liabilities	81,627	51,653
Deferred revenue	9,032	11,655
Contract liabilities, current	1,535	4,597
Total current liabilities	101,032	95,060
Contract liabilities, noncurrent	—	1,745
Warrant liabilities	2,441	10,820
Long-term debt	—	419
Other long-term liabilities	16,723	24,116
Total liabilities	120,196	132,160
Commitments and contingencies
Series A redeemable convertible preferred stock, $0.0001 par value; 5,000,000 shares authorized; 5,000,000 shares issued and outstanding, aggregate liquidation preference of $50,000 as of December 31, 2022 and 2021	58,205	58,205
Stockholders’ equity:
Common stock, $0.0001 par value; 600,000,000 and 600,000,000 shares authorized; 345,463,620 and 345,788,707 shares issued and outstanding as of December 31, 2022 and 2021, respectively	35	35
Additional paid-in capital	1,120,024	1,042,164
Accumulated other comprehensive loss	(2,794)	(2,061)
Accumulated deficit	(595,820)	(477,113)
Total Sharecare, Inc. stockholders’ equity	521,445	563,025
Noncontrolling interest in subsidiaries	1,155	1,811
Total stockholders’ equity	522,600	564,836
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$701,001	$755,201

SHARECARE, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(24,205)	$9,519	$(119,485)	$(85,129)
Add:
Depreciation and amortization	12,425	10,000	45,256	32,601
Interest income	(1,417)	(47)	(1,867)	(96)
Interest expense	852	721	2,431	27,662
Income tax (benefit) expense	59	(1,501)	(206)	(2,021)
Loss on extinguishment of debt	—	—	—	1,148
Other income	(2,925)	(47,822)	(20,215)	(27,007)
Share-based compensation	8,009	21,263	69,628	46,780
Warrants issued with revenue contracts(a)	14	20	62	79
Amortization of non-cash payment for research and development	1,190	423	2,460	1,235
Net costs associated with exiting contracts(b)	353	—	3,839	—
Non-operating, non-recurring costs(c)	4,514	9,868	14,360	10,592
Reorganizational and severance costs(d)	4,637	538	13,681	1,504
Acquisition-related costs	1,088	2,373	5,832	19,680
Adjusted EBITDA(e)	$4,594	$5,355	$15,776	$27,028

(a)	Represents the non-cash value of warrants issued to clients for meeting specific revenue thresholds.
(b)	For the year ended December 31, 2022, previously undisclosed first quarter net costs were included for comparability purposes and to display trends associated with exiting contracts during the period.
(c)	For 2022, primarily represents costs related to the settlement of legal obligations, new business opportunities, and lease termination. For 2021, primarily represents costs related to the settlement of legal obligations.
(d)	For 2022, primarily represents costs related to globalizing a portion of the workforce and severance. For 2021, primarily represents costs related to severance.
(e)	Includes non-cash amortization associated with contract liabilities recorded in connection with acquired businesses.

SHARECARE, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO SHARECARE TO ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) attributable to Sharecare, Inc.	$(24,124)	$9,617	$(118,707)	$(85,000)
Add:
Amortization of acquired intangibles(a)	1,631	1,668	6,526	5,321
Amortization of deferred financing fees	71	71	280	15,537
Change in fair value of warrant liability and contingent consideration	(2,727)	(47,842)	(18,492)	(26,123)
Share-based compensation	8,009	21,263	69,628	46,780
Warrants issued with revenue contracts(b)	14	20	62	79
Amortization of non-cash payment for research and development	1,190	423	2,460	1,235
Net costs associated with exiting contracts(c)	353	—	3,839	—
Non-operating, non-recurring costs(d)	4,514	9,868	14,360	10,592
Reorganizational and severance costs(e)	4,637	538	13,681	1,504
Acquisition-related costs	1,088	2,373	5,832	19,680
Adjusted net loss(f)	$(5,344)	$(2,001)	$(20,531)	$(10,395)

Weighted-average common shares outstanding, basic and diluted	350,688,872	336,534,375	348,103,491	281,026,365

Adjusted loss per share, basic and diluted	$(0.02)	$(0.01)	$(0.06)	$(0.04)

(a)	Represents non-cash expenses related to the amortization of intangibles in connection with acquired businesses.
(b)	Represents the non-cash value of warrants issued to clients for meeting specific revenue thresholds.
(c)	For the year ended December 31, 2022, previously undisclosed first quarter net costs were included for comparability purposes and to display trends associated with exiting contracts during the period.
(d)	For 2022, primarily represents costs related to the settlement of legal obligations, new business opportunities, and lease termination. For 2021, primarily represents costs related to the settlement of legal obligations.
(e)	For 2022, primarily represents costs related to globalizing a portion of the workforce and severance. For 2021, primarily represents costs related to severance.
(f)	The income tax effect of the Company’s non-GAAP reconciling items are offset by valuation allowance adjustments of the same amount given the Company is in a full valuation allowance position.